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                                                                     EXHIBIT 3.6

                          CERTIFICATE OF INCORPORATION
                                       OF
                        IMCO RECYCLING OF TENNESSEE INC.

         First:   The name of the Corporation is IMCO Recycling of Tennessee
Inc.

         Second: The address of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, Suite 100, Dover, Kent County, Delaware 19901. The name and address of its registered agent is Lexis Document Services Inc., 80 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

         Third:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 10,000 shares of Common Stock, $0.01 par value.

         Fifth:   From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

         No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

         Sixth:   The name and the mailing address of the incorporator is:

                       Name                       Mailing  Address

                Donald J. Reid, Jr.           1000 Louisiana Street
                                              Suite 4300
                                              Houston, Texas 77002-5012

         Seventh: The number of directors shall be fixed by the bylaws of the Corporation and until changed in accordance with the manner prescribed by the bylaws shall be two (2). The names and address of the persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualified, are as follows:

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         Ninth:      Whenever a compromise or arrangement is proposed between
this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         Tenth:      Meetings of stockholders may be held within or without the
State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes)outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Election of directors need not be written ballot unless the bylaws of the Corporation shall so provide.

         Eleventh:   The Corporation is to have perpetual existence.

         Twelfth:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         Thirteenth: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                      -2-
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         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of January, 1999.

                                                /s/ DONALD J. REID JR.
                                                --------------------------------
                                                DONALD J. REID JR.

                                      -3-
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

IMCO Recycling of Tennessee Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                           RESOLVED, that effective March 1, 1999, the
                 Certificate of Incorporation of IMCO Recycling of Tennessee Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                                    "The name of the Corporation is Alchem
                           Aluminum Shelbyville Inc.".

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by James B. Walburg, its Vice President, this 25th day of February, 1999.

                                       IMCO RECYCLING OF TENNESSEE INC.

                                       By:    /s/ James B. Walburg
                                           -------------------------------------
                                              James B. Walburg
                                              Vice President